CONFIDENTIAL

Exhibit 10.13i

SEVENTH AMENDMENT TO THE DEVELOPMENT ALLIANCE AND SUPPLY AGREEMENT

This Seventh Amendment to Development Alliance and Supply Agreement (this “Amendment”) is made and entered into on December 5, 2011 (the “Effective Date”) by and between Biosense Webster, Inc., a California corporation, having a place of business at 3333 Diamond Canyon Road, Diamond Bar, California 91765 (“Biosense”) and Stereotaxis, Inc., a Delaware corporation, having a principal place of business at 4320 Forest Park Avenue, St. Louis, Missouri 63108 (“Stereotaxis”).

RECITALS

WHEREAS, Stereotaxis and Cowen Healthcare Royalty Partners II, L.P. a limited partnership organized under the laws of the State of Delaware (“CHRP”), shall, contemporaneous to executing this Amendment, execute the Transaction Documents (as defined in the Consent), pursuant to which, among other things, CHRP has agreed to provide to Stereotaxis a senior secured term loan of twenty millions United States dollars (USD 20,000,000).

WHEREAS, Contemporaneous to executing this Amendment, Biosense and CHRP shall execute a letter agreement dated as of December 5, 2011 (‘the Consent’), pursuant to which Biosense consents to the Transaction (as defined in the Consent) subject to the terms and conditions set out in the Consent.

WHEREAS, Under the Second Amendment (as defined below), Biosense provided Stereotaxis’ with a Revenue Share Advance (as defined in the Second Amendment), which, as at the date of signing this Amendment, a balance of three million five hundred eighty-eight thousand United States dollars (USD 3,588,000) remains outstanding, which Stereotaxis agrees to pay to Biosense in accordance with this Amendment.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein the Parties agree as follows:

I. CONSTRUCTION; DEFINITIONS.

A. Construction. Terms and definitions used in the Existing Agreements will have the same meaning in this Amendment unless otherwise indicated. References to the Amended Agreement or its provisions also include references to the terms of the Existing Agreements, which are incorporated in this Amendment by reference. Except as modified by this Amendment, the terms and provisions of the Existing Agreements shall continue in full force and effect without modification. In the event of conflict between this Amendment and the Existing Agreements, this Amendment will control.

B. Definitions. As used herein:

1. “Amended Agreement” means the Existing Agreements as amended by this Amendment.

2. “Existing Agreements” means and includes: The Development Alliance and Supply Agreement dated May 7, 2002 between Biosense and Stereotaxis (the “Master Collaboration Agreement”), as amended by: (i) the Amendment to Development and

CONFIDENTIAL

Supply Agreement dated November 3, 2003 (the “First Amendment”); (ii) the research and development side letter between the Parties dated November 3, 2003, (the “R&D Side Letter”); (iii) the Alliance Expansion Agreement dated May 4, 2007 (“Expansion Agreement”); (iv) four side letters between the Parties, each dated May 4, 2007, whose subject matter was, respectively, CARTO Pro RMT, Third Party Collaboration Rights, Exclusivity and the Meaning of Customers in the Non-Localized Alliance (collectively, the “2007 Side Letters”); (v) the Second Amendment to Development Alliance and Supply Agreement, dated July 18, 2008 (the “Second Amendment”); (vi) the Third Amendment to Development Alliance and Supply Agreement, dated December 8, 2009 (the “Third Agreement”); (vii) the Fourth Amendment to Development Alliance and Supply Agreement, effective as of May 1, 2010 (“Fourth Amendment”); (viii) the Fifth Amendment to Development Alliance and Supply Agreement, effective as of August 1, 2010 (“Fifth Amendment”); and (ix) the Sixth Amendment and Catheter and Mapping System Extension to Development Alliance and Supply Agreement, dated December 17, 2010 (“Sixth Amendment”).

II. REPAYMENT OF THE REVENUE SHARE ADVANCE

Upon execution of this Amendment, Stereotaxis shall pay Biosense the amount of three million five hundred eighty-eight thousand United States dollars (USD 3,588,000), representing the balance owed by Stereotaxis to Biosense of the Revenue Share Advance. For the sake of clarity and without limiting the generality of Article I of this Amendment, in the event Stereotaxis does not pay this amount for more than thirty (30) days from the date of execution of this Amendment, Biosense shall have the right to recoup such payment or part thereof from amounts otherwise due and owing, whether now or in the future, by Biosense to Stereotaxis from any Revenue Share or any other amount Biosense may from time to time owe Stereotaxis now or in the future up to an aggregate amount of three million five hundred eighty-eight thousand United States dollars (USD 3,588,000). The Parties agree and acknowledge that Biosense’s rights under this Article II are wholly additional to Bisoense’s rights under Article III of this Amendment.

III. DEDUCTION

Notwithstanding anything to the contrary provided in the Existing Agreements, in the event of a non-payment by Stereotaxis of any payment arising under the Amended Agreement whether now or in the future, for more than thirty (30) days from when such payment is due, Biosense shall have the right to recoup such payment from amounts otherwise due and owing, whether now or in the future, by Biosense to Stereotaxis from any Revenue Share or any other amount Biosense may from time to time owe Stereotaxis now or in the future up to an aggregate amount of two million United States dollars (USD 2,000,000).

IV. REPRESENTATIONS AND WARRANTIES

A. General. Each of the Parties represents and warrants that:

1. it has full power to enter into this Amendment and to perform its obligations hereunder; and

2. it has obtained all necessary corporate approvals to enter into and execute this Amendment;

CONFIDENTIAL

V. NO WAIVER

For the sake of clarity, the failure of Biosense to enforce at any time the provisions of this Amendment, or the failure to require at any time performance by Stereotaxis of any of the provisions of this Amendment, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of Biosense to enforce each and every such provision thereafter. The express waiver by Biosense of any provision, condition or requirement of this Amendment will not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

VI. ENTIRE AGREEMENT

This Amended Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and writings between them, and neither of the Parties will be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the Effective Date in writing and signed by a proper and duly authorized representative of the Party to be bound thereby. No provision appearing on any form originated by either Party will be applicable unless such provision is expressly accepted in writing by the other Party.

VII. TERM

The Term of the Amended Agreement shall continue until the last date of expiration of Biosense’s non-exclusive distribution rights hereunder or until terminated pursuant to the terms of the Amended Agreement, provided, however, that terms and conditions of the Amended Agreement that are subject to a specific expiration or termination date shall expire or terminate on such date and those terms and conditions of the Amended Agreement that survive expiration or termination, including, but not limited to Section 11 of the First Amendment, shall survive expiration or termination of the Amended Agreement. The Parties agree that Section 5(ii) of the Alliance Expansion Agreement is deleted.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed by duly authorized officers or representatives.

STEREOTAXIS, INC.		BIOSENSE WEBSTER, INC.

By:	/s/ Samuel W. Duggan II	By	/s/ James J. Barr

Print Name: Samuel W. Duggan II		Print Name: James J. Barr

Title: Chief Financial Officer		Title: Vice President, Finance, CFO

Date:		Date: December 1, 2011

3